UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2022

SUSGLOBAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-56024	38-4039116
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Davenport Road
 Toronto, Ontario, Canada M5R 1J2
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (416) 223-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) Resignation of Independent Registered Public Accounting Firm.

Effective September 23, 2022, MNP LLP ("MNP") resigned as the independent registered public accounting firm of SusGlobal Energy Corp. (the "Company"). The resignation from MNP was accepted by the Company's Board of Directors (the "Board").

MNP assesses their clients for various criteria including profitability and capacity on a regular basis and made a business decision to resign. The Company therefore immediately engaged a new independent registered public accounting firm.

MNP's report on the Company's consolidated financial statements for the fiscal years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

MNP's report on the consolidated financial statements of the Company for the years ended December 31, 2021 and December 31, 2020 contained an explanatory paragraph disclosing the uncertainty regarding the Company's ability to continue as a going concern.

During the two fiscal years ended December 31, 2021 and 2020 and the subsequent interim period through September 23, 2022, there were (i) no disagreements with MNP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, which disagreements if not resolved to their satisfaction would have caused MNP to make reference to the subject matter of the disagreements in connection with its reports on the Company's consolidated financial statements for such periods, and (ii) no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K except for the material weaknesses identified in the 10-K for the year ended December 31, 2021 related to not being able to achieve adequate segregation of duties and not being able to (i) initiate a proper initial valuation and assessment of intangible asset impairments, (ii) a proper assessment of the terms and conditions of the convertible promissory notes and their initial and subsequent measurement and (iii) a proper going concern assessment.

The Company provided MNP with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that MNP furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of MNP's letter  dated September 29, 2022, is filed as Exhibit 16.1 hereto.

(b) Engagement of New Independent Registered Public Accounting Firm.

Effective September 23, 2022, the Company engaged M&K CPAS, PLLC ("M&K") as the Company's new independent registered public accounting firm. The decision to engage M&K was approved by the Board.

During the two most recent fiscal years ended December 31, 2021 and 2020 and during the subsequent interim period from January 1, 2022 through September 23, 2022, neither the Company nor anyone on its behalf consulted M&K regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that M&K concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a "disagreement" or a "reportable event", each as defined in Regulation S-K Item 304(a)(1)(iv) and 304(a)(1)(v), respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
16.1	Letter from MNP LLP, dated September 29, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SusGlobal Energy Corp.

Dated: September 29, 2022	By:	/s/ Marc Hazout
Marc Hazout Executive Chairman, President and Chief Executive Officer